EXHIBIT 99.1

PREMIERWEST BANCORP

REPORTS 1ST QUARTER EARNINGS INCREASE

MEDFORD, OR – April 17, 2007: PremierWest Bancorp (NASDAQ – PRWT) announced first quarter earnings of $3,368,000, an increase of 2.5% when compared to the first quarter of 2006 when the Company posted net income of $3,286,000. Earnings per share on a fully diluted basis amounted to $0.19 per share for the first quarter of 2007, unchanged from same quarter in 2006.

John Anhorn, Chief Executive Officer, stated, “We continue to grow net income and remain optimistic with regards to the economy in the communities we serve, and believe our investment in these communities will gain momentum as we progress through 2007”.

Net income for the quarter ended March 31, 2007, represents a decline of $492,000, or $0.03 per share when compared to the immediately preceding quarter when the Company earned $3,860,000. Tom Anderson, Executive Vice President & Chief Financial Officer stated, “The decline in net income this quarter is the result of the shorter quarter impacting net interest income, and higher operating costs associated with our investment and branch expansion into new communities”.

Net Interest Margin

Net interest income for the quarter totaled $13.3 million, an increase of $366,000 or 2.8% when compared to the same quarter in 2006, and a decrease of $537,000 or 3.9% when compared to the immediately preceding quarter ended December 31, 2006. Approximately $300,000 of the decline when comparing the immediately preceding quarter is attributable to the number of days in the quarter. The remainder of the decline is attributable to a relatively flat yield on total earning assets and a 23 basis point increase in the cost of average interest bearing deposits. When measured on a quarterly basis PremierWest’s net interest margin on a tax equivalent basis amounted to 5.94% for the quarter ended March 31, 2007, a 16 basis point decline when compared to the immediately preceding quarter of 6.10% . Anderson stated, “At 5.94% our net interest margin continues to be at the high end of our peer group and substantially higher than the industry average. While the decline experienced this quarter was anticipated, we will continue to manage rates on both earning assets and interest bearing liabilities to minimize future erosion of the margin and maximize net income”.

Non-Interest Income & Expenses

Non-interest income for the quarter totaled $2.0 million, an increase of $113,000 or 6.0% when compared to the immediately preceding quarter when non-interest income totaled $1.9 million. Improvements included investment brokerage commissions up 26.6% ($83,000), service charges on deposit accounts up 4.1% ($33,000), and other miscellaneous income up 8.5% ($45,000). These increases were partially offset by a 19.9% ($49,000) decline in real estate brokerage fees.

Non-interest expense totaled $9.7 million for the quarter ended March 31, 2007, an increase of $467,000 or 5.1% when compared to $9.2 million for the immediately preceding quarter. The increase is primarily a result of occupancy and salary expense related to our investment in new communities and annual merit increases. Major components of the increased expense included advertising, marketing and donation expenses, up $63,000, depreciation and occupancy expense up $64,000 and salary expense up $219,000. The increase in salary expense is attributable to staffing for two new offices opened the latter part of the fourth quarter of 2006 and during the first quarter of 2007 and merit increases effective January 1st.

Deposits and Loans

Total deposits amounted to $883.0 million at March 31, 2007, an increase of $110.5 million or 14.3% when compared to the same quarter in 2006 and $3.7 million or 1.7% annualized when compared to the immediately preceding quarter. Total deposits at March 31, 2007 and December 31, 2006 included approximately $20.0 million attributable to one commercial customer who at both quarter ends drew on their line of credit and temporarily deposited the funds in a money market checking account. The line of credit and the money market checking balances declined proportionately the first business day of the respective quarters. Absent this temporary increase in deposits, March 31, 2007 deposit balances increased $90.5 million, or 11.7% when compared to the same quarter in 2006.

During the quarter interest bearing deposits grew $13.1 million or at an annualized rate of 7.7% . Regular savings and NOW deposit accounts remained stable during the quarter, totaling approximately $161.6 million or 18.3% of total deposits at March 31, 2007. Time certificates of deposits grew from $272.3 million at December 31, 2006 to $294.1 million at March 31, 2007, an increase of $21.8 million or 8.0% . This segment of deposits accounts for 33.3% of total deposits at March 31, 2007. These gains in deposit balances were partially offset by contraction of money market checking and non-interest bearing checking account balances of $6.7 million and $9.4 million, respectively during the quarter. Rich Hieb, Senior Executive Vice President & Chief Operating Officer, stated, “Non interest bearing deposits generally contract during the first quarter of each year, rebounding in the second and third quarters. We continue to emphasize full relationships with our customers with a focus on establishing strong non interest bearing account balances”.

Gross loans outstanding at March 31, 2007 totaled $927.7 million, an increase of $99.3 million or 12.0% when compared to gross loans of $828.4 million at March 31, 2006. Absent the temporary increase previously referred to in this release, gross loans posted an increase of $79.3 million or 9.6% when comparing March 31, 2007 to the same period in 2006. Gross loans grew $7.1 million or 3.1% annualized when compared to the immediately preceding quarter. Jim Ford, President, stated “It is important to note that while the $7.1 million increase in gross loans this quarter is substantially less than the $32.9 million increase achieved during the fourth quarter of 2006, we continue to see strong loan activity in all of our major markets and have a stronger pipeline of new loans than we did at this time last year”.

Credit Quality

Non-performing loans totaled $2.3 million representing an increase of $863,000 when compared to December 31, 2006 non-performing loans of $1.5 million. The $863,000 increase is related to one borrower, and management believes that the potential for loss is minimal. Ford stated, “We continue to monitor the performance of our borrowers and see no indication of deterioration in credit quality. We remain optimistic as it relates to our credit portfolio”. Ford further stated, “We have no direct exposure to sub prime mortgage loans and expect no adverse impact from the increased market scrutiny of this segment of lending”.

The allowance for loan losses totaled $10.7 million at March 31, 2007. The change in the Allowance is a result of a $200,000 provision during the quarter, which was partially offset by $98,000 in net losses charged to the Allowance. Additionally, during the quarter $255,000 was reclassified from the Allowance to Other Liabilities in accordance with Financial Accounting Standard No. 5. The amount reclassified represents the off-balance sheet exposure related to unfunded commitments to lend. Management believes, based on their analysis of the portfolio, economic conditions in the markets served, and the diversification of the portfolio both geographically and by business sector, the Allowance is adequate as of March 31, 2007.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon, and operates primarily through its subsidiary PremierWest Bank. PremierWest offers expanded banking related services through two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May, 2000. In April, 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January, 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte. During 2004 and 2005, the Bank expanded into Yolo and Placer counties in California.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This report includes forward-looking statements within the meaning of the "safe-harbor" provisions of Sections 21D and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of PremierWest Bancorp’s (the Company) management and on assumptions made by management on the basis of information currently available. Other than for statements of historical fact, all statements about our financial position and results of operations, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect," and "intend" and words or phrases of similar meaning, as they relate to the Company or management, are intended in part to help identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that include projections or management’s expectations for revenues, income or expenses, earnings per share, capital expenditures, dividends, capital structure and other financial items; statements of the plans and objectives of the Company, its management or its board of directors, including the introduction of new products or services, plans for expansion, acquisitions or future growth and estimates or predictions of actions by customers, vendors, competitors or regulatory authorities; statements about future economic performance; and statements of assumptions underlying other statements about the Company and its business. Although management believes that the expectations reflected in forward-looking statements are reasonable, we can make no assurance that such expectations will prove correct. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties include factors that might inhibit our ability to maintain or expand our market share or our net interest margins and factors that could limit or delay implementation of our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; localized economic conditions and events that disproportionately affect our business; and general trends in the banking industry, interest rate economy and regulatory environment. In addition, we face various risks inherent in the banking industry relating to collectibility of loans and changes in interest rates. Other risks include those identified from time to time in our past and future filings with the Securities and Exchange Commission. Note that this list of risks is not exhaustive, and risks identified are applicable as of the date made and cannot be updated.

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(Unaudited)
EARNINGS AND PER SHARE DATA					For the three
					months ended
					December 31
For the Three Months Ended March 31	2007	2006	Change	% Change	2006	Change	% Change

Interest income	$19,360	$16,700	$2,660	15.9%	$19,605	$(245)	-1.2%
Interest expense	6,018	3,724	2,294	61.6%	5,726	292	5.1%

Net interest income	13,342	12,976	366	2.8%	13,879	(537)	-3.9%
Provision for possible loan losses	200	300	(100)	-33.3%	150	50	33.3%
Non-interest income	2,010	1,834	176	9.6%	1,897	113	6.0%
Non-interest expense	9,704	9,334	370	4.0%	9,237	467	5.1%

Pre-tax income	5,448	5,176	272	5.3%	6,389	(941)	-14.7%
Provision for income taxes	2,080	1,890	190	10.1%	2,529	(449)	-17.8%

Net income	$3,368	$3,286	$82	2.5%	$3,860	$(492)	-12.7%

Basic earnings per share	$0.20	$0.20	$-	0.0%	$0.23	$(0.03)	-13.0%

Diluted earnings per share	$0.19	$0.19	$-	0.0%	$0.22	$(0.03)	-13.6%

Average shares outstanding--basic	16,217,216	16,157,328	59,888	0.4%	16,209,584	7,632	0.0%
Average shares outstanding--diluted	17,652,464	17,692,106	(39,642)	-0.2%	17,707,851	(55,387)	-0.3%

SELECTED FINANCIAL RATIOS
(annualized)
				For the three
				months ended
For the Three Months Ended March 31	2007	2006	Change	December 31, 2006	Change

Yield on average gross loans (1)	8.64%	8.21%	0.43	8.67%	(0.03)
Yield on average investments (1)	5.17%	4.53%	0.64	4.79%	0.38
Total yield on average earning assets (1)	8.60%	8.13%	0.47	8.61%	(0.01)
Cost of average interest bearing deposits	3.42%	2.16%	1.26	3.19%	0.23
Cost of average borrowings	5.77%	5.13%	0.64	5.70%	0.07
Cost of average total deposits and borrowings	2.75%	1.85%	0.90	2.58%	0.17
Cost of average interest bearing liabilities	3.51%	2.44%	1.07	3.36%	0.15
Net interest spread	5.09%	5.69%	(0.60)	5.25%	(0.16)
Net interest margin (1)	5.94%	6.33%	(0.39)	6.10%	(0.16)

Net charge-offs to average loans	-0.01%	0.00%	(0.01)
Allowance for loan losses to loans	1.16%	1.28%	(0.12)
Allowance for loan losses to non-performing loans	462.84%	494.70%	(31.86)
Non-performing loans to total loans	0.25%	0.26%	(0.01)
Non-performing assets to total assets	0.22%	0.23%	(0.01)

Return on average equity	11.53%	12.69%	(1.16)	13.25%	(1.72)
Return on average assets	1.35%	1.44%	(0.09)	1.52%	(0.17)

Efficiency ratio (2)	63.21%	63.02%	0.19	58.55%	4.66

Notes:

(1)	Tax equivalent
(2)	Non-interest expense divided by net interest income plus non-interest income

BALANCE SHEET					Balance Sheet
At March 31	2007	2006	Change	% Change	at December 31, 2006	Change	% Change

Fed funds sold and investments	$8,819	$22,243	$(13,424)	-60.4%	$9,386	$(567)	-6.0%

Gross loans	927,651	828,400	99,251	12.0%	920,522	7,129	0.8%
Allowance for loan losses	(10,724)	(10,641)	(83)	0.8%	(10,877)	153	-1.4%

Net loans	916,927	817,759	99,168	12.1%	909,645	7,282	0.8%
Other assets	107,127	100,186	6,941	6.9%	115,480	(8,353)	-7.2%

Total assets	$1,032,873	$940,188	$92,685	9.9%	$1,034,511	$(1,638)	-0.2%

Non-interest-bearing deposits	$190,033	$190,663	$(630)	-0.3%	$199,462	$(9,429)	-4.7%
Interest-bearing deposits	692,990	581,837	111,153	19.1%	679,888	13,102	1.9%

Total deposits	883,023	772,500	110,523	14.3%	879,350	3,673	0.4%
Borrowings	19,476	52,267	(32,791)	-62.7%	28,440	(8,964)	-31.5%
Other liabilities	10,670	9,252	1,418	15.3%	10,462	208	2.0%
Stockholders' equity	119,704	106,169	13,535	12.7%	116,259	3,445	3.0%

Total liabilities and stockholders' equity	$1,032,873	$940,188	$92,685	9.9%	$1,034,511	$(1,638)	-0.2%

Period end shares outstanding (1)	17,332,074	16,455,255	876,819	5.3%	17,330,695	1,379	0.0%
Book value per share	$6.91	$6.45	$0.46	7.1%	$6.71	0.20	3.0%
Tangible book value per share	$5.62	$5.07	$0.55	10.8%	$5.41	0.21	3.9%

Allowance for loan losses:
Balance beginning of period	$10,877	$10,341	$536	5.2%	$10,341	$536	5.2%
Balance-sheet reclassification (2)	(255)	-	(255)	nm	-	(255)	nm
Provision for loan losses	200	300	(100)	-33.3%	800	(600)	-75.0%
Net (charge-offs) recoveries	(98)	-	(98)	nm	(264)	166	-62.9%

Balance end of period	$10,724	$10,641	$83	0.8%	$10,877	$(153)	-1.4%

Non-performing assets:
Non-performing loans	$2,317	$2,151	$166	7.7%	$1,454	$863	59.4%
Real estate owned	-	-	-	0.0%	-	-	0.0%

Total non-performing assets	$2,317	$2,151	$166	7.7%	$1,454	$863	59.4%

Notes:

(1)	Amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 101.292 to 1 for a total of 1,114,214 common shares.
(2)	Amount reclassifed from the allowance for loan losses to other liabilities in accordance with Financial Accounting Standard No. 5. The amount reclassifed represents the off-balance sheet credit exposure related to unfunded commitments to lend and letters of credit.

					For the three
AVERAGE BALANCE SHEET					months ended
For the Three Months Ended March 31	2007	2006	Change	% Change	December 31, 2006	Change	% Change

Average fed funds sold and investments	$11,772	$17,549	$(5,777)	-32.9%	$14,978	$(3,206)	-21.4%
Average loans, gross	904,650	819,398	85,252	10.4%	892,555	12,095	1.4%
Average total assets	1,014,884	928,270	86,614	9.3%	1,004,320	10,564	1.1%
Average non-interest-bearing deposits	189,977	195,392	(5,415)	-2.8%	203,185	(13,208)	-6.5%
Average interest-bearing deposits	671,224	561,819	109,405	19.5%	630,181	41,043	6.5%
Average total deposits	861,201	757,211	103,990	13.7%	833,366	27,835	3.3%
Average total borrowings	25,038	57,442	(32,404)	-56.4%	45,884	(20,846)	-45.4%
Average stockholders' equity	118,424	105,046	13,378	12.7%	115,571	2,853	2.5%